Exhibit 1.1
CONTROLLED EQUITY OFFERINGSM
AMENDMENT NO. 1 TO
SALES AGREEMENT
March 31, 2006
CANTOR FITZGERALD & CO.
135 East 57th Street
New York, NY 10022
Dear Sirs/Ladies:
          ProLogis, a Maryland statutory real estate investment trust (the “Company”) and Cantor Fitzgerald & Co. (“CF&Co”) are parties to a Sales Agreement dated July 23, 2004 (the “Agreement”). The parties desire to amend the Agreement as follows:
          1. Paragraph 1 of the Agreement is hereby deleted and replaced in its entirety with the following:
“1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through CF&Co, acting as agent and/or principal, 7,400,000 common shares of beneficial interest, par value $0.01 per share (the “Shares”), of the Company. The Company and CF&Co acknowledge that as of March 31, 2006, the Company has issued and sold 1,655,800 Shares pursuant to this Agreement and that Company may issue and sell an additional 5,744,200 Shares during the term of this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that the Company shall have the sole responsibility to monitor the number and aggregate sale price of Shares issued and sold under this Agreement and to issue and sell Shares within such limitations, and CF&Co shall have no responsibility in connection therewith. The issuance and sale of Shares through CF&Co will be effected pursuant to a registration statement on Form S-3 (File No. 333-132616) (the “Registration Statement”) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”).”

          2. Paragraph 2 of the Agreement is hereby deleted and replaced in its entirety with the following:
“2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify CF&Co by email notice (or other method mutually agreed to in writing by the Parties) of the number of Shares (the “Placement Shares”) to be issued, the type of Shares, the time period during which sales are requested to be made, any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 2. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3, and shall be addressed to each of the individuals from CF&Co set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, or (iii) the Agreement has been terminated under the provisions of Section 11. The amount of compensation to be paid by the Company to CF&Co in connection with the sale of the Placement Shares shall be two and one-quarter percent (2.25%) of gross proceeds of the sale of such Placement Shares. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein (an “Acceptance”). In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.”
          3. Paragraph 6(g) of the Agreement is hereby deleted and replaced in its entirety with the following:
“(g) KPMG LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2003, 2004 and 2005 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Catellus Development Corporation’s (“Catellus”) audited financial statements for the fiscal years ended

December 31, 2003 and 2004 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, were, prior to September 15, 2005 and during the period covered by the financial statements of Catellus for which they reported, independent public or certified public accountants with respect to Catellus within the meaning of Regulation S-X under the Securities Act and the Exchange Act and a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002.”
          4. Paragraph 7(a) of the Agreement is hereby amended by adding “(including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act)” immediately following the word “Act” in the first sentence thereof.
          5. Paragraph 7(c) of the Agreement is hereby amended by adding “(including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act)” immediately following the word “Act” in the first sentence thereof.
          6. Paragraph 7 of the Agreement is hereby amended by adding a new subparagraph (s) as follows:
“(s) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Act) approved in advance by the Company and CF&Co in its capacity as principal or agent hereunder, neither CF&Co nor the Company (including its agents and representatives, other than CF&Co in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.”
          7. Paragraph 7 of the Agreement is hereby amended by adding a new subparagraph (s) as follows:
“(t) No Fiduciary Duty. The Company also acknowledges and agrees that CF&Co is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, CF&Co is not advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and CF&Co shall have no responsibility or liability to the Company with respect thereto. Any review by CF&Co of the Company, the transactions contemplated by this Agreement and the Prospectus or other matters relating to such transactions will be performed solely for the benefit of CF&Co and shall not be on behalf of the Company.”
          8. Paragraph 9(a)(ii) of the Agreement is hereby amended by adding the words “or any free writing prospectus” immediately following the word “Prospectus” therein.
          9. Paragraph 12 of the Agreement is hereby amended to provide that all notices or other communications required or permitted to be given by CF&Co to ProLogis pursuant to the terms of the Agreement shall be delivered to ProLogis, 4545 Airport Way, Denver, CO 80239 fax no. (303) 567-5903, attn: Chief Financial Officer, with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, IL 60606, fax no. (312) 701-7711, Attention: Michael T. Blair.
          10. Schedule 1 to the Agreement is hereby deleted and replaced in its entirety by Schedule 1 attached hereto.
          11. Schedule 2 to the Agreement is hereby deleted and replaced in its entirety by Schedule 2 attached hereto.
          12. Schedule 3 to the Agreement is hereby deleted and replaced in its entirety by Schedule 3 attached hereto.
          13. This Amendment together with the Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Except as specifically amended hereby, the Agreement remains in full force and effect.
          14. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.
          15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

          If the foregoing correctly sets forth the understanding between the Company and CF&Co, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

Very truly yours, PROLOGIS
By:	/s/ Melissa Marsden
Melissa Marsden
Senior Vice President, Investor Relations and Corporate Communications

ACCEPTED as of the date first-above written: CANTOR FITZGERALD & CO.
By:	/s/ Jeffrey Lumby
Jeffrey Lumby
Managing Director

SCHEDULE 1
SIGNIFICANT SUBSIDIARIES
Palmtree Acquisition Corporation
PLD International Incorporated
ProLogis Japan Incorporated
TCL Holdings S.A.

SCHEDULE 2
FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Controlled Equity Offering—Placement Notice
Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between ProLogis, a Maryland statutory real estate investment trust (the “Company”), and Cantor Fitzgerald & Co. (“CF&Co”) dated July 23, 2004, as amended, I hereby request on behalf of the Company that CF&Co sell up to                      shares of the Company’s common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $                     per share.

SCHEDULE 3
Cantor Fitzgerald & Co.
Jeff Lumby
Phil Marber
Marc Blazer
Patrice McNicoll
ProLogis
Walter Rakowich
Dessa M. Bokides
Melissa Marsden
Jeffrey S. Finnin